Exhibit 99.4

Questions and Answers for SRA Employees

Questions Related to the Transaction

Q:	What can you tell me about Providence Equity Partners (“Providence”)? Do they own other companies like us? Do they know and understand our business?

A:	Founded in 1989, Providence Equity Partners is the leading global private equity firm specializing in the media, communications and information services industries. The firm is known for taking a long-term approach toward building value at the businesses in which it invests and for their focus on working in close partnership with management.

Providence has significant experience in the government information services market, having successfully partnered with several other companies in the industry, including Altegrity, a global screening and security solutions company, and CDW, a leading provider of technology solutions serving the business, government and education sectors. Importantly, Providence also shares our commitment to sustaining and strengthening SRA’s core values and defining culture of honesty and service.

For more information on Providence, please visit the firm’s website at: www.provequity.com.

Q:	Why is this the best decision for the company and SRA employees?

A:	As a private company, we will no longer have the financial reporting requirements and quarterly focus that are associated with being public. This will allow us to increase our focus on the long-term growth of our company and its employees. SRA employees are vital to the success of SRA International, and will continue to be with the change of ownership of the company.

Q:	Why does Providence Equity want to acquire SRA?

A:	The government information services market is a highly attractive area of investment for Providence. Providence believes that SRA is uniquely positioned to take advantage of attractive trends in the industry, given our differentiated market position and strong reputation for service and quality. Most importantly, we’re a financially sound company with highly skilled and motivated employees and a strong portfolio of customers across the national security, intelligence and space, and health and civil markets. Lastly, much like Providence, SRA is built on a solid culture rooted in honesty and service and we have a strong reputation for adding value for our clients, taking care of our people, and giving back to our communities. Providence is excited to partner with all of you to continue the company’s strategy of strong organic growth and history of successful acquisitions to best position the business for long-term success.

Q:	Who will lead SRA?

A:	Following the completion of the transaction, SRA will continue to be led by its existing senior management team. Dr. Volgenau will continue to serve as Chairman of SRA’s Board. As indicated in the press release, we do not expect the transaction to close until the first quarter of FY12, which begins in July.

Q:	When will stockholders be asked to vote on the transaction?

A:	We anticipate during the FY12 first quarter, a proxy statement will be prepared and filed with the SEC. The proxy statement will be mailed to shareholders following clearance from the SEC and a shareholder meeting will be held subsequent to such mailing.

Q:	When do you expect the transaction to close?

A:	The transaction is subject to customary closing conditions and regulatory approvals. It is anticipated that the transaction will close during SRA’s first quarter of fiscal year 2012, which begins July 1, 2011. Upon closing, SRA will become a privately held company.

Q:	Will SRA still be traded on the NYSE?

A:	Upon completion of the acquisition, SRA will become a private company. SRA’s common stock will cease to trade on the New York Stock Exchange.

Any stock options or restricted stock awards will become immediately fully vested upon close and paid out in cash at the per share sale price. All equity awards will automatically cease to exist as of the date of close and upon cash payment. Further information and instructions on this process will be provided in the upcoming days.

If you own SRA common stock in your 401(k), then this will be exchanged at the transaction price and the proceeds will remain in your 401(k) in the form of cash. The same vesting schedule will apply.

Questions Related to Me, as an Employee

Q:	Will there be staff reductions as a result of this transaction?

A:	Dr. Volgenau and the Board of Directors were very clear that any deal would have to be in the best interests of our employees and shareholders, as well as our customers. Until the closing in FY12, SRA remains a publicly traded, standalone company. As always, the company remains committed to our customers and employees; to keep business going strong and to pursue new work while supporting our employees through our functional support teams and programs.

Q:	Do I still consider myself an SRA employee or should I consider myself an employee of Providence Equity?

A:	You are an SRA employee, and you will remain an SRA employee. The deal has not closed and SRA continues to operate as it does today as a publicly traded, standalone business. The company name of SRA International will continue as the name of the organization and, after closing, the “owners” will be Dr. Volgenau and Providence. You should continue to consider yourself an employee of SRA International.

Q:	Will the SRA name continue to be used?

A:	Yes. Providence views the SRA name, brand and history as valuable and important assets of the company.

Q:	Will my day-to-day job change?

A:	Employees should expect no significant changes to their day-to-day job responsibilities as a result of the change in ownership. Taking care of our customers remains a core value.

Q:	Will our annual performance reviews and salary increase cycle continue as planned?

A:	Yes. The FY11 annual performance review and salary increase cycle will continue as planned.

Q:	What happens to my salary and benefits (health care, 401(k), and deferred compensation)?

A:	Providence understands that SRA employees are critical to the success of the business. SRA strives to offer market competitive compensation and benefit and that will continue. However, in the normal course of any business, the company must be able to respond to changing market conditions and as a result, changes may occur.

We are not anticipating any immediate compensation and benefits changes as a result of this transaction, with the exception of equity awards, deferred compensation plans and the Employee Stock Purchase Plan, which for obvious reasons will need to change. Details will be provided soon.

Q:	Will any SRA offices close? Will I have to relocate?

A:	The Fairfax, Va., office will remain as our headquarters, and we do not anticipate closing any offices or requiring staff to relocate.

Q:	What can I share with friends and family about this situation?

A:	You may share all publicly released information with friends and family. This includes the information that we provided in our announcement and press release.

Q:	What should employees expect over the coming months?

A:	Until the transaction closes, SRA will continue to operate as an independent public company. For most employees, this announcement will not impact our day- to-day operations. For some groups like Finance and HR, there will be transaction-related work to be done. All employees should remain focused and continue the work that has made SRA a leading provider of technology and strategic consulting services and solutions to government organizations and commercial clients.

Q.	Will SRA employees meet with Providence Equity executives or personnel?

A:	Providence Equity is committed to the success of SRA, and will spend time with the leadership team and employees in the coming months.

Q.	Will we continue to hire new staff?

A:	Yes, we will continue to focus on recruitment and retention of SRA employees to ensure we meet our customer requirements and contribute to the growth and success of SRA in the future.

Q:	Where can I get more information regarding the transaction and the effect on employees?

A:	If you have more questions, you should direct them to your manager or HR Partner. In addition, we will shortly have an employee site on the SRA Portal.

Important Additional Information

SRA will be filing a proxy statement and other relevant documents concerning the acquisition with the SEC. This press release does not constitute a solicitation of any vote or approval. We urge investors to read the proxy statement and any other documents to be filed with the SEC in connection with the acquisition or incorporated by reference in the proxy statement because they will contain important information.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by SRA will be available free of charge from SRA International, Inc., c/o Investor Relations, 4350 Fair Lakes Court, Fairfax, VA 22033, or by telephone at 703.502.7731 or by email to Investor@sra.com.

The directors, executive officers and certain other members of management and employees of SRA may be deemed “participants” in the solicitation of proxies from stockholders of SRA in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of SRA in connection with the proposed acquisition will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the SRA’s executive officers and directors in its Annual Report on Form 10-K for the year ended June 30, 2010 and in its definitive proxy statement filed with the SEC on September 17, 2010.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for SRA, the expected timing of the completion of the merger and the ability to complete the merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the merger due to the failure to obtain shareholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (iii) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, (iv) risks related to disruption of management’s attention from SRA’s ongoing business operations due to the transaction; (v) the effect of the announcement of the acquisition on SRA’s relationships with its customers, operating results and business generally; and (vi) the requirement of approval of the acquisition by a majority of the outstanding shares of SRA Class A Common Stock (excluding shares beneficially owned by Dr. Volgenau).

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of March 31, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to March 31, 2011. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of SRA for the fiscal year ended June 30, 2010, which was filed with the SEC on August 12, 2010, under the heading “Item 1A-Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by SRA.

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